May 25, 2012

Dear Shareholder,

As you know, CIB Marine Bancshares, Inc. held its Annual Meeting of Shareholders in Milwaukee, Wisconsin yesterday. I am pleased to announce that at that meeting Messrs. Mark Elste, Charles Mires and Ronald Rhoades were each reelected to serve another three year term on our Board of Directors. Mark, Chuck and Ron have been strong contributors to our Board during their time with CIB Marine, and I look forward to working with them in the coming years.

We discussed a variety of topics at the Annual Meeting, including the improved financial performance of the Company over the past two years, problem asset resolution, loan concentration management, new business development and various strategic initiatives. A copy of management’s presentation is available on our website at: www.cibmarine.com.

One of the key strategic initiatives discussed was that CIB Marine’s Board of Directors had approved the filing of a Form 15 with the Securities and Exchange Commission (the “SEC”) to voluntarily deregister CIB Marine’s common shares under the Securities and Exchange Act of 1934 (the “Exchange Act”). That Form 15 was filed with the SEC on May 24, 2012, and we expect that it will become effective 90 days after filing.

Deregistration was made possible by the recently enacted Jumpstart Our Business Startups Act (the “JOBS Act”). This legislation increased the threshold under which banks and bank holding companies are permitted to deregister their securities from SEC reporting from 300 shareholders of record to 1,200 shareholders of record. CIB Marine currently has less than 1,200 common stock shareholders of record and, therefore, qualifies for deregistration.

The decision to deregister came after careful consideration of the advantages and disadvantages of being an SEC registered company, including the disproportionately large costs of preparing and filing periodic reports with the SEC; the substantial audit, legal and other costs and expenses associated with such filings; and the additional demands placed on management and company personnel to comply with reporting requirements.

Management and the Board of Directors expect deregistration to be in the best interest of the Company and its shareholders by reducing costs, improving the prospects for profitability and increasing long-term shareholder value. We anticipate significant annual cost savings, which will directly impact our earnings and regulatory capital. In addition, deregistering our shares will free senior management to dedicate more time and resources to focus on developing customer relationships and continued improvement to bank performance.

Our shareholders will continue to have access to Company performance information on our website, in quarterly letters to our shareholders, and via our publicly available bank regulatory reports.

The Company intends to continue to provide shareholders with financial information on a quarterly and annual basis through its website: www.cibmarine.com. In addition, both the Company and the Bank will continue to be examined periodically by banking regulators and provide quarterly financial reports to the Federal Reserve and the FDIC, as required, and available at www.ffiec.gov and intends to continue to meet all applicable auditing standards for a regulated financial institution.

CIB Marine’s stock is currently quoted at the OTCQB market tier on the OTC Market, which we expected to continue, but CIB Marine can provide no assurance that its common shares will continue to be quoted at the OTCQB market tier.  Deregistration does not disqualify our shares from being quoted on the OTCQB market tier.

We thank you for your continued support as we work to build on the successful momentum we started in 2011.

Sincerely,

Chuck Ponicki
President and Chief Executive Officer

This letter contains forward-looking information pertaining to financial results that are based on preliminary data and are subject to risks and uncertainties. Actual results could differ materially from those indicated by such information. Information regarding risk factors and other cautionary information is available in Item 1A of CIB Marine’s Annual Report on Form 10-K for the period ended December 31, 2011 (filed March 23, 2012), and in other SEC filings subsequent to December 31, 2011.